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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 22, 2004

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  76-0542208
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                              1800 West Loop South
                                    Suite 500
                              Houston, Texas 77027
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On November 22, 2004, Integrated Electrical Services, Inc. (the "Company") entered into a purchase agreement (the "Purchase Agreement") with Amulet Limited and Marathon Global Convertible Master Fund, Ltd. (the "Purchasers") for the private placement (the "Private Placement") of $36 million in principal amount of its Series A and Series B 6.5% Senior Convertible Notes due 2014 (the "Notes"). The Purchasers will have an option to purchase an additional $14 million in principal amount of Notes on or before the later to occur of the 90th day after the closing date and the fifth business day following the Company's next annual meeting of stockholders and will be entitled to registration rights with respect to the common stock underlying the Notes pursuant to a registration rights agreement to be entered into on the closing date. The press release announcing entry into the Purchase Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein in its entirety.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

      The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement and the Private Placement is incorporated into this Item 3.02. The Private Placement is scheduled to close on November 24, 2004 and will be structured so as to fall within the exemption from registration found in Section 4(2) of the Securities Act of 1933, relating to transactions by an issuer not constituting a public offering. The Notes will be sold at 100% of their principal amount.

      The Notes are senior unsecured obligations of the Company, are guaranteed on a senior unsecured basis by its significant domestic subsidiaries, and will be convertible at the option of the holder under certain circumstances into shares of the Company's common stock at an initial conversion price of $3.25 per share, subject to adjustment, or into cash at the Company's election. The total number of shares of common stock deliverable upon conversion of the Notes is limited to approximately 9.4 million shares, including approximately 1.9 million treasury shares, and, absent receipt of stockholder approval and to the extent that more shares would otherwise be issuable upon conversions of Notes, the Company will be required to settle such conversions in cash, subject to certain conditions. The specific terms of conversion of the Notes will be substantially as set forth in the form of Indenture attached as Exhibit A to the Purchase Agreement, which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein in its entirety.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            10.1 Purchase Agreement, dated November 22, 2004, among the Company and the Purchasers named therein and Guarantors named therein (including form of Indenture and form of Registration Rights Agreement).

            99.1  Press release dated November 22, 2004.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INTEGRATED ELECTRICAL SERVICES, INC.

                                            By: /s/ David A. Miller
                                                --------------------------------
                                                David A. Miller
                                                Vice President and
                                                Chief Accounting Officer

Dated: November 22, 2004

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                               INDEX TO EXHIBITS

10.1 Purchase Agreement, dated November 22, 2004, among the Company and the Purchasers named therein and Guarantors named therein (including form of Indenture and form of Registration Rights Agreement).

99.1     Press release dated November 22, 2004.